Exhibit 99.1

TILT Holdings Appoints Tim Conder as Permanent CEO, Announces Change of Board Chairperson

PHOENIX, September [26], 2023 -- TILT Holdings Inc. (“TILT" or the “Company”) (NEO: TILT) (OTCQB: TLLTF), a global provider of cannabis business solutions that include inhalation technologies, cultivation, manufacturing, processing, brand development and retail, today announced that Interim Chief Executive Officer (“CEO
“) Tim Conder will transition to permanent CEO, effective as of today. Mr. Conder has been a member of TILT’s Board of Directors (“Board”) since October 2019, served as the Company’s President and Chief Operating Officer from July 2019 until November 2020, and has served as Interim CEO since April 2023. The Company also announced Art Smuck has been appointed Chair of the Board, succeeding John Barravecchia, who will continue to serve as Board Member and Chair of the Audit Committee. Mr. Smuck brings extensive experience with large cannabis brands and complex distribution operations to his new role.

“Tim has been instrumental in bringing financial discipline to TILT, and since being appointed Interim CEO, we believe he has already made significant headway in strengthening the Company’s operations and financial position,” said TILT Board Chair, Art Smuck. “This includes implementing cost-cutting measures across the organization and making strategic shifts to the Company’s business model and approach to brand partnerships. The Board has every confidence in Tim’s leadership and ability to continue executing the Company’s refined business strategy and build a foundation for profitable growth in 2024 and beyond.”

Mr. Conder brings 15 years of experience operating innovative, high-performing teams in the technology, logistics and supply-chain sectors. Prior to TILT, Mr. Conder co-founded Blackbird Logistics, a technology and logistics provider in the cannabis space, in 2015, and most recently served as the President of the Blackbird business unit and Chief Technology Officer at HERBL, Inc., a distributor and supply chain provider for cannabis.

“I am excited to continue leading TILT on a permanent basis and have been impressed with the team’s commitment to our strategic goals and refined plan,” said Tim Conder, CEO of TILT. “I look forward to working more closely with the Board and leveraging my experience both within and outside of the cannabis sector to return TILT to growth and profitability as we seek to drive value creation for all of our stakeholders.”

About TILT

TILT helps cannabis businesses build brands. Through a portfolio of companies providing technology, hardware, cultivation and production, TILT services brands and cannabis retailers across 39 states in the U.S., as well as Canada, Israel, South America and the European Union. TILT’s core businesses include Jupiter Research LLC, a wholly-owned subsidiary and leader in the vaporization segment focused on hardware design, research, development and manufacturing; and cannabis operations, Commonwealth Alternative Care, Inc. in Massachusetts, Standard Farms LLC in Pennsylvania, and Standard Farms Ohio, LLC in Ohio. TILT is headquartered in Phoenix, Arizona. For more information, visit www.tiltholdings.com.

Forward-Looking Information

This news release contains forward-looking information and statements (together, “forward-looking information”) under applicable Canadian and U.S. securities laws which are based on current expectations. Forward-looking information is provided for the purpose of presenting information about TILT management’s current expectations and plans relating to the future and readers are cautioned that such statements may not be appropriate for other purposes. Forward-looking information may include, without limitation TILT’s beliefs about working through this permanent leadership transition, the ability to continue executing TILT’s refined business strategy and build a foundation for profitable growth in 2024 and beyond, the opinions or beliefs of management, prospects, opportunities, priorities, targets, goals, ongoing objectives, milestones, strategies, and outlook of TILT, and includes

Exhibit 99.1

statements about, among other things, future developments, the future operations, strengths and strategy of TILT. Generally, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, "will", “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “seeks”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”. These statements should not be read as guarantees of future performance or results. These statements are based upon certain material factors, assumptions and analyses that were applied in drawing a conclusion or making a forecast or projection, including TILT’s experience and perceptions of historical trends, the ability of TILT to maximize shareholder value, current conditions and expected future developments, as well as other factors that are believed to be reasonable in the circumstances.

Although such statements are based on management’s reasonable assumptions at the date such statements are made, there can be no assurance that it will be completed on the terms described above and that such forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking information. Accordingly, readers should not place undue reliance on the forward-looking information. TILT assumes no responsibility to update or revise forward-looking information to reflect new events or circumstances unless required by applicable law.

By its nature, forward-looking information is subject to risks and uncertainties, and there are a variety of risk factors, many of which are beyond the control of TILT, and that may cause actual outcomes to differ materially from those discussed in the forward-looking statements. Such risk factors include, but are not limited to, those described under the heading “Item 1A Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2022 , “Item 1A Risk Factors” in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, “Item 1A Risk Factors” in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, and other subsequent reports filed by TILT with the United States Securities and Exchange Commission on www.sec.gov and on SEDAR+ at www.sedarplus.ca

Company Contact:

Lynn Ricci, VP of Investor Relations & Corporate Communications

TILT Holdings Inc.

lricci@tiltholdings.com

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

TILT@elevate-ir.com

720.330.2829

Media Contact:

Alice Moon

Trailblaze

TILT@trailblaze.com